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                                                                    EXHIBIT 20.2


                      FIRST UNION MASTER CREDIT CARD TRUST
                                  Series 1996-1

                             Key Performance Factors

                                January 31, 2001



Expected B Maturity                                                               03/15/2001

Excess Protection Level
         3 Month Average                                                               6.71%
         January, 2001                                                                 6.05%
         December, 2000                                                                5.86%
         November, 2000                                                                8.21%

Cash Yield                                                                            13.96%

Investor Charge Offs                                                                   1.41%

Base Rate                                                                              6.50%

Over 30 Day Delinquency                                                                3.44%

Monthly Payment Rate                                                                  11.70%

Total Principal Balance                                                       $1,968,740,739

Investor Interest                                                             $1,028,727,555

Adjusted Investor Interest                                                      $222,079,713